Exhibit 99.1

REALTY INCOME ANNOUNCES INTERNATIONAL EXPANSION:
£429 MILLION SALE-LEASEBACK TRANSACTION WITH SAINSBURY’S
Conference call to discuss transaction to be held at 2:00pm PDT

SAN DIEGO, CALIFORNIA, April 22, 2019....Realty Income Corporation (Realty Income, NYSE: O), The Monthly Dividend Company®, today announced that the company has signed a definitive agreement to acquire, from a joint venture of affiliates of J Sainsbury PLC (“Sainsbury’s”) and British Land PLC, 12 properties located in the United Kingdom (“UK”) for £429 million under long-term net lease agreements with Sainsbury’s. The transaction is Realty Income’s first international real estate acquisition.

“We are excited to announce this strategic transaction, which supplements our robust domestic investment pipeline and represents a natural evolution of the company’s strategy,” said Sumit Roy, President and Chief Executive Officer. “We believe that the size of the European net lease market and a need for a large-scale, well-capitalized institutional real estate partner creates a very propitious environment for us to increase our addressable market. Our company is ideally positioned to pursue these additional growth avenues in Europe given our position as the leader in the net lease industry, sector-leading cost of capital, and ability to complete large-scale sale-leaseback transactions without creating tenant or industry concentration issues.”

“As we continue to identify strong corporate sale-leaseback partners to further our company’s growth, we remain cognizant of the values which have dictated our prior successes. Sainsbury’s is a natural fit to our existing high-quality real estate portfolio, as the company is one of the top operators in the grocery industry with a consistent track record and respected management team. We believe that strong real estate fundamentals and the stability of the UK economy make it a compelling market for long-term real estate investment. We are pleased to execute this sale-leaseback transaction at investment spreads relative to our first-year weighted average cost of capital that exceed our historical average. As a result, we are increasing our 2019 AFFO per share guidance to $3.28 - $3.33 from $3.25 - $3.31.”

The sale-leaseback transaction with Sainsbury’s is executed at a 5.31% GBP initial cap rate, includes annual rent increases over the duration of the lease term, and carries a weighted average lease term of approximately 15 years. The transaction is expected to close on or around May 22, 2019, subject to customary closing conditions.

UBS Investment Bank acted as financial advisor to Realty Income on this transaction.

Sainsbury’s Profile:

•	Founded in 1869, Sainsbury’s (LSE: SBRY) is a leading grocery operator with over 1,400 grocery and convenience store locations across the UK and Ireland.

•	Sainsbury’s generated over £28 billion in revenue in 2018 and has an enterprise value of approximately £5.5 billion.

•
Sainsbury’s has demonstrated resiliency through multiple economic cycles, most recently during the Great Recession, as Sainsbury’s maintained healthy same store sales growth, improved EBITDA margins, and reduced leverage.

Investment Rationale:

•
We believe there is significant demand from high-quality tenants in Europe for sale-leaseback capital on reasonable terms and believe Realty Income is uniquely positioned to capitalize on this opportunity utilizing its industry-leading scale and cost of capital.

•
The transaction is expected to be approximately $0.04 per share accretive to Adjusted Funds from Operations (AFFO) on an annualized, leverage-neutral basis. Additionally, the majority of net cash flow from the transaction is expected to be hedged with a GBP / USD cross-currency swap, which is expected to minimize Realty Income’s exposure to foreign exchange rate fluctuations.

•	Sainsbury’s is an industry leader with a defensive business model selling non-discretionary consumer goods, which is consistent with Realty Income’s existing investment criteria.

Updated 2019 Guidance

Range
	Revised	Prior
Net Income per share	$1.39 - $1.44	$1.36 - $1.42
AFFO per share	$3.28 - $3.33	$3.25 - $3.31
FFO per share	$3.26 - $3.31	$3.23 - $3.29
Acquisitions (in billions)	$2.0 - $2.5	$1.5 - $2.0

The company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust's (REIT's) operating performance. Realty Income defines FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts' (NAREIT's) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, and reduced by gains on property sales. AFFO further adjusts FFO for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Presentation of the information regarding FFO and AFFO is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, our ability to make cash distributions, or our ability to pay interest payments.

Conference Call Information and Supplemental Materials

To further detail this strategic transaction, the company will host a conference call on April 22, 2019 at 2:00 p.m. PDT. To access the conference, dial (888) 394-8218. When prompted, provide the conference ID 3486100.

A telephone replay of the conference call can also be accessed by calling (888) 203-1112 and entering the passcode 3486100. The telephone replay will be available through May 3, 2019. A live webcast will be available in listen-only mode by clicking on the webcast link on the company’s home page or in the investors section at www.realtyincome.com. A replay of the conference call webcast will be available approximately two hours after the conclusion of the live broadcast. The webcast replay will be available through May 3, 2019. No access code is required for this replay.

Supplemental materials are available at www.realtyincome.com/investors/investor-presentation.

About Realty Income

Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly income. The company is structured as a REIT, and its monthly dividends are supported by the cash flow from over 5,700 real estate properties owned under long-term lease agreements with regional and national commercial tenants. To date, the company has declared 586 consecutive common stock monthly dividends throughout its 50-year operating history and increased the dividend 101 times since Realty Income's public listing in 1994 (NYSE: O). Additional information about the company can be obtained from the corporate website at www.realtyincome.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local and foreign real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Investor Contact:
Jonathan Pong, CFA, CPA
Senior VP, Capital Markets
(858) 284-5177